Exhibit 99.1

Vital Energy Announces Midland Basin Acquisition

TULSA, OK - February 14, 2023 - Vital Energy, Inc. (NYSE: VTLE) ("Vital" or the "Company") today announced the signing of a definitive purchase and sale agreement to acquire the assets of Driftwood Energy Operating, LLC ("Driftwood"), inclusive of all leasehold interests and hedges, in exchange for 1,578,948 shares of Vital common stock and $127.6 million of cash. The transaction is expected to close early April 2023 with an effective date of January 1, 2023, subject to customary closing conditions.

Highlights:

•	Accretive to Free Cash Flow[1] and Net Asset Value[1] per share and leverage neutral

•	Current production of ~5,400 barrels of oil equivalent ("BOE") per day (63% oil), ~50% next 12-month decline rate

•	Extends Company’s oil-weighted inventory life, adding an estimated 30 gross (23 net) operated horizontal locations in the Wolfcamp B, including four gross (four net) drilled but uncompleted locations

•	Approximately 16,500 gross (11,200 net) acres in Upton and Reagan counties (~91% held by production)

•	Majority of acreage, production and inventory located in the prolific, contiguous Upton County leasehold (~85% of transaction value allocated to Upton County)

"This purchase strengthens Vital by expanding our footprint into Upton County, adding high-return inventory and a new development area in the Midland Basin," stated Jason Pigott, President and Chief Executive Officer. "Importantly, it is also accretive on key financial metrics, is leverage neutral and extends our proven track record of completing disciplined transactions that add value for shareholders. We plan to develop these assets over the next two to three years without increasing our current activity levels, highlighting our commitment to maintaining capital discipline and maximizing Free Cash Flow generation."

1Non-GAAP financial measure; please see definitions of non-GAAP financial measures at the end of this release.

Houlihan Lokey is serving as financial advisor to Vital.

About Vital Energy

Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.

Additional information about Vital may be found on its website at www.vitalenergy.com.

Forward-Looking Statements

This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.

General risks relating to Vital include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate and realize the anticipated benefits of acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic, actions by OPEC+ and the Russian-Ukrainian military conflict, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, including as a result of inflationary pressures, increases to interest rates as a result of the Federal Reserve's tightening monetary policy, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2021 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital's website at www.vitalenergy.com, "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles (“GAAP”), such as Free Cash Flow and Net Asset Value. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP.

All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less incurred capital expenditures, excluding non-budgeted acquisition costs. Management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices,operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.

Net Asset Value

Net Asset Value is a non-GAAP financial measure that the Company defines as the present value of future revenues less future expenses, less Net Debt. Net Asset Value does not represent the standardized measure of discounted future net cash flows because it adjusts for Net Debt and excludes adjustments for future income tax expense. However, management believes Net Asset Value is useful to management and investors in evaluating the value of the Company, which is affected by the pace of capital expenditures and development of inventory, future commodity prices and future prices of services utilized to develop the Company’s inventory. There are significant limitations to the use of Net Asset Value as a measure of value, including lack of comparability to calculations of Net Asset Value by other companies due to differences in assumptions utilized in the calculations.

Investor Contact:

Ron Hagood

918.858.5504

ron.hagood@vitalenergy.com

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